Exhibit 10.2.4

AMENDMENT NO. 4

TO THE

CATHAY BANK EMPLOYEE STOCK OWNERSHIP PLAN

Cathay General Bancorp (the “Company”) hereby amends the above-named plan (the “Plan”), effective as indicated below as follows:

1. Section 1.2 of the Plan is hereby amended, effective as of October 20, 2003, by replacing the definition of the term “Company” in its entirety and replacing it to read as follows:

“‘Company’ shall mean, prior to October 20, 2003, CATHAY BANCORP, INC., and effective on and after October 20, 2003, CATHAY GENERAL BANCORP.”

2. Section 4.6 of the Plan is hereby amended, effective as of June 17, 2004, by deleting said Section in its entirety and replacing it to read as follows:

“Any cash dividends received by the Trustee on account of the Stock shall, at the discretion of the Committee, either (a) be used to make any payment on any installment contract or loan used to acquire Leveraged Stock, or (b) be allocated to the Participants’ Cash Accounts and the Unallocated Stock Account in proportion to the shares of Stock held in the Participants’ Stock Accounts and the Unallocated Stock Account, respectively, as of the record date of such dividend. The Committee may not elect to use method (a) above unless the Stock is allocated in a manner in compliance with Code Section 404(k)(2)(B). Furthermore, if the Committee elects to use method (b) above, all cash dividends on Stock allocated to Participants’ Stock Accounts shall be paid to the Plan and reinvested in Stock and allocated to the Participants’ Stock Accounts except for cash dividends allocated to the Cash Accounts of any Participant or Beneficiary who elected to have such dividends distributed by the Plan in cash. The election to receive dividends in cash shall be made in the time and manner prescribed by the Committee. All amounts elected by a Participant or Beneficiary to be received in cash shall be distributed by the Plan to Participants or their Beneficiaries not later than 90 days after the close of the Plan Year in which it is paid.”

* * * * *

The Company has caused this Amendment No. 4 to be signed on the date indicated below, to be effective as indicated above.

“Company”

Date: June 22, 2004	CATHAY GENERAL BANCORP

	By:	/s/ HENG W. CHEN
	Its:	EVP & CFO

Date: June 22, 2004	CATHAY BANK

	By:	/s/ HENG W. CHEN
	Its:	EVP & CFO